UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/04/2016

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The following matters were voted on at the Knoll, Inc. (the "Company") 2016 annual meeting of stockholders, which took place on May 4, 2016:

Proposal One — To elect three directors named in the proxy statement for a term ending at the Company’s 2019 annual meeting of stockholders.  The following nominees were elected to the Board of Directors by the votes indicated below:

	Total Votes For	Total Votes Withheld	Broker Non-Votes

John F. Maypole	41,296,956	1,824,568	2,444,385
Jeffrey A. Harris	23,112,213	20,009,311	2,444,385
Kathleen G. Bradley	40,604,302	2,517,222	2,444,385

Proposal Two — To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The proposal was approved by the votes indicated below:

Votes For	44,968,865

Votes Against	548,669

Abstain	48,375

Broker Non-Votes	0

Proposal Three — To approve the Company’s executive compensation.  The proposal was approved by the votes indicated below:

Votes For	23,243,101

Votes Against	19,333,895

Abstain	544,528

Broker Non-Votes	2,444,385

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 6, 2016
	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, General Counsel and Secretary